UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 19, 2004


                          IMAGISTICS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


         Delaware                           1-16449                 06-1611068
(State or other jurisdiction        (Commission File Number)      (IRS Employer
     of incorporation)                                              ID Number)


         100 Oakview Drive
       Trumbull, Connecticut                                          06611
(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (203) 365-7000


                -------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 7. Financial Statements and Exhibits

         (c) The following exhibit is furnished as a part of this Form 8-K Current Report in accordance with the provisions of Item 601 of Regulation S-K under The Securities Exchange Act of 1934 (the "Exchange Act"):

Exhibit No.                          Description
-----------                          -----------

    99.1      Press Release of Imagistics International Inc., dated
              February 19, 2004

Item 12.  Results of Operations and Financial Condition

         On February 19, 2004, Registrant issued a press release announcing its results of operations for its fourth fiscal quarter and full year ended December 31, 2003 and certain additional information. A copy of such press release is furnished as Exhibit 99.1 to this Form 8-K Current Report.

         Exhibit 99.1 includes a financial measure of the Company's sales revenue excluding sales to Pitney Bowes Canada. Management believes this non-GAAP financial measure provides useful information because sales to Pitney Bowes Canada under a reseller agreement, the initial term of which expired on December 2003, are at margins significantly below the margins on the Company's direct customer sales. Management also believes it is useful to analyze sales excluding sales to Pitney Bowes Canada in order to better evaluate the effectiveness of our direct sales and marketing initiatives, and pricing policies.

         The information in this report, including Exhibit 99.1, is furnished pursuant to Item 12 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities set forth in that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 19, 2004        IMAGISTICS INTERNATIONAL INC.
                                (Registrant)


                                By:  /s/MARK S. FLYNN
                                     ----------------------------------------
                                Name:     Mark S. Flynn
                                Title:    Vice President, General Counsel and
                                          Secretary